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                                                                     EXHIBIT 5.1

                                  May 23, 2005

Micrus Endovascular Corporation
610 Palomar Avenue
Sunnyvale, CA 94085

      Re:   Micrus Endovascular Corporation
            Registration Statement on Form S-1

Ladies and Gentlemen:

      At your request, we are rendering this opinion in connection with the proposed sale of up to 3,737,500 shares (the "Shares") of common stock, $0.01 par value, of Micrus Endovascular Corporation, a Delaware corporation (the "Company") pursuant to a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

      We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

      Based on such examination, we are of the opinion that the Shares when issued and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                     Very truly yours,

                                     /s/ Orrick, Herrington & Sutcliffe LLP